Exhibit 99.1

AsiaInfo Announces Extension in Closing Date of Linkage Merger

Merger is expected to close in the beginning of the third quarter

BEIJING/SANTA CLARA, Calif. June 7, 2010 – AsiaInfo Holdings, Inc. (NASDAQ: ASIA) (“AsiaInfo”), a leading provider of telecom software solutions and IT security products and services in China, today announced that it has entered into a supplemental agreement to its previously announced agreement to merge with Linkage Technologies International Holdings Limited (“Linkage”). Under the supplemental agreement, AsiaInfo and Linkage have agreed to target a transaction closing date of July 1, 2010.

AsiaInfo’s President and Chief Executive Officer, Steve Zhang, commented, “We have extended the timeframe for the anticipated closing date of our merger in order to ensure the smooth integration of our companies. Both companies are committed to the transaction and are working tirelessly to resolve the remaining issues as we enter the final stages to completion.”

AsiaInfo and Linkage agreed to merge on December 6, 2009. The transaction is expected to leverage both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, full-service offering to telecom operators.

The transaction remains subject to the completion of customary closing conditions. More information on the terms of the supplemental agreement is available in AsiaInfo’s current report on Form 8-K, filed today with the United States Securities and Exchange Commission.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (NASDAQ: ASIA) is a leading provider of high-quality telecom software solutions and IT security products and services to some of China’s largest enterprises as well as many small and medium sized companies in China. An established leader in the Chinese telecommunications industry, AsiaInfo became a prominent supplier of IT security products and services in China with the acquisition of Lenovo’s non-telecom related IT services business in 2004.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved major operations to China in 1995 and played a significant role in the construction of the national backbones and provincial access networks for China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued diversifying its product offerings and is now a major provider of telecom software solutions in China.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

About Linkage Technologies International Holdings Limited

Linkage Technologies International, based in Nanjing, China, was founded in 1997 and is a leading provider of software solutions and IT services for the telecom industry in China. The company develops and implements Business Support Systems (“BSS”), Operation Support Systems (“OSS”) and Business Intelligence Systems (“BI”) for all three operators in China.

For more information about Linkage, please visit http://www.lianchuang.com.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this press release is as of June 7, 2010. We assume no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments.

This press release contains forward-looking information about future performance and anticipated outcomes of the business combination of AsiaInfo Holdings and Linkage Technologies. Among the factors that could cause actual results to differ materially are the following: the anticipated timing and satisfaction of other closing conditions relating to the proposed business combination; the expected timing of the completion of the acquisition; the ability to successfully integrate the products, services and employees of AsiaInfo and Linkage; the ability to successfully develop and market new products and services, and the uncertainty of whether our products and services will achieve market acceptance or result in revenue growth; and the continued performance or market growth of the combined company’s products and services. A further list and description of these risks, uncertainties, and other matters can be found in AsiaInfo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in our periodic reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For investor and media inquiries, please contact:

In China:

Ms. Jane Wang

AsiaInfo Holdings, Inc.

Tel: +86-10-8216-6038

Email: ir@asiainfo.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com